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As filed with the Securities and Exchange Commission on May 20, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WASHINGTON MUTUAL, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1653725 (I.R.S. Employer Identification No.)

1201 Third Avenue, Suite 1500
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

WASHINGTON MUTUAL, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Sophie Hager Hume
First Vice President and Assistant Secretary
Washington Mutual, Inc.
1201 Third Avenue, Suite 1500
Seattle, Washington 98101
(206) 461-2000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
J. Sue Morgan Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered(1)	Amount to Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock, no par value, under the 2002 Employee Stock Purchase Plan(4)	1,000,000	$38.58	$38,580,000.00	$3,550.00

(1)
Includes associated rights to purchase shares of common stock of the Registrant, which rights are neither currently separable from the shares of common stock nor currently exercisable.

(2)
Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the registration fee is based upon a per share price of $38.58 which was the average of the high ($38.93) and low ($38.22) sales prices of the Registrant's common stock on May 15, 2002, as reported by the New York Stock Exchange.

(4)
The Registrant will post-effectively amend two Form S-8 Registration Statements (Registration Nos. 333-69503 and 33-86840) to provide that (a) up to 11,782 shares of common stock (as adjusted for the Registrant's stock splits through the date hereof) registered for issuance under the Registrant's Employees' Stock Purchase Program (the "Program") on Form S-8 Registration No. 333-69503 and (b) up to 782,233 shares of common stock (as adjusted for the Registrant's stock splits through the date hereof) registered for issuance under the Program on Form S-8 Registration No. 33-86840 may be issued under the Registrant's 2002 Employee Stock Purchase Plan, to the extent such shares are not issued under the Program as of June 30, 2002. Such shares may be issued in addition to those registered on this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

        (a)  The Registrant's Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2001, filed on March 19, 2002, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

        (b)  The Registrant's Quarterly Report on Form 10-Q for the quarter ending March 31, 2002, filed on May 15, 2002;

        (c)  The Registrant's Current Reports on Form 8-K filed on May 2, 2002, April 24, 2002, April 17, 2002, January 16, 2002 and January 11, 2002;

        (d)  The description of the Registrant's common stock contained in the Registration Statement on Form 8-A filed on December 3, 1998 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

        (e)  The description of the Registrant's Shareholder Rights Plan contained in the Registration Statement on Form 8-A filed on January 8, 2001 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.    DESCRIPTION OF SECURITIES

        Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. In Article XII of its Amended and Restated Articles of Incorporation, Washington Mutual has elected to eliminate the liability of directors to Washington Mutual to the extent permitted by law. Thus, a director of Washington Mutual is not personally liable to Washington Mutual or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

        Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of the law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

        Pursuant to Article IX of Washington Mutual's Amended and Restated Articles of Incorporation and Article VIII of Washington Mutual's Restated Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including, without limitation, liability under the Securities Act of 1933, as amended (the "Securities Act"). Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct or a knowing violation of the law of such person, or from or on account of conduct in violation of RCW 23B.08.310, or from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article VIII of Washington Mutual's Restated Bylaws, Washington Mutual may, by action of the Washington Mutual Board, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

Item 8.    EXHIBITS

Exhibit No.	Description
5.1	Opinion of Perkins Coie LLP regarding legality of the common stock being registered
23.1	Independent Auditors' Consent
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)
99.1	Washington Mutual, Inc. 2002 Employee Stock Purchase Plan

Item 9.    UNDERTAKINGS

A.    The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 20th day of May, 2002.

WASHINGTON MUTUAL, INC.

By:	/s/ KERRY K. KILLINGER Kerry K. Killinger Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes Fay L. Chapman and William A. Longbrake, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of May, 2002.

Signature	Title
/s/ KERRY K. KILLINGER Kerry K. Killinger	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM A. LONGBRAKE William A. Longbrake	Vice Chair, Enterprise Risk Management and Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT H. MILES Robert H. Miles	Senior Vice President and Controller (Principal Accounting Officer)
/s/ DOUGLAS P. BEIGHLE Douglas P. Beighle	Director
/s/ DAVID BONDERMAN David Bonderman	Director
/s/ J. TAYLOR CRANDALL J. Taylor Crandall	Director

/s/ ANNE V. FARRELL Anne V. Farrell	Director
Stephen E. Frank	Director
/s/ ENRIQUE HERNANDEZ, JR. Enrique Hernandez, Jr.	Director
/s/ PHILLIP D. MATTHEWS Phillip D. Matthews	Director
/s/ MICHAEL K. MURPHY Michael K. Murphy	Director
/s/ MARGARET OSMER-MCQUADE Margaret Osmer-McQuade	Director
/s/ MARY E. PUGH Mary E. Pugh	Director
William G. Reed, Jr.	Director
/s/ ELIZABETH A. SANDERS Elizabeth A. Sanders	Director
/s/ WILLIAM D. SCHULTE William D. Schulte	Director
/s/ JAMES H. STEVER James H. Stever	Director
/s/ WILLIS B. WOOD, JR. Willis B. Wood, Jr.	Director

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Perkins Coie LLP regarding legality of the common stock being registered
23.1	Independent Auditors' Consent
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)
99.1	Washington Mutual, Inc. 2002 Employee Stock Purchase Plan

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
  Item 4. DESCRIPTION OF SECURITIES
  Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  Item 7. EXEMPTION FROM REGISTRATION CLAIMED
  Item 8. EXHIBITS
  Item 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS